UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2015

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

                                               Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2015, Meta Financial Group, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, MetaBank, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Fort Knox Financial Services Corporation, a Kentucky corporation (“Fort Knox”), Tax Product Services LLC, a Delaware limited liability company and wholly-owned subsidiary of Fort Knox (“TPS” and together with Fort Knox, the “Sellers”), Alan D. Lodge Family Trust, Michael E. Boone, Michael J. Boone, and Cary Shields (together, the “Shareholders”), and Alan D. Lodge, individually. Pursuant to the terms of the Purchase Agreement, MetaBank will acquire substantially all of the assets, and assume specified liabilities, of the Sellers relating to their business.  In exchange, the Sellers will be entitled to receive consideration of approximately $50 million, subject to adjustment as set forth in the Purchase Agreement, payable as described below.  The transaction contemplated by the Purchase Agreement (the “Transaction”) is expected to close in the third calendar quarter of 2015.

The purchase price for the Transaction will be paid in shares of the Company’s common stock valued at approximately $25 million and the remainder will be paid in cash.  At the closing of the Transaction, at the direction of the Sellers, the Company will issue in the names of the Shareholders an aggregate of 581,260 shares of the Company’s common stock, representing consideration of approximately $25 million determined using the weighted average closing price for the Company’s common stock over a specified 20-trading day period ending prior to the date of the Purchase Agreement, and MetaBank will pay to the Sellers an aggregate of $25 million in cash, subject to adjustment.  At the closing, $5 million of the cash portion of the purchase price will be deposited into an escrow account to secure the indemnification obligations of the Sellers and the Shareholders.  The Company expects to finance the cash portion of the purchase price with proceeds from previously announced private placements of the Company’s common stock to be issued pursuant to securities purchase agreements entered into by the Company in June and July 2015 with certain institutional investors.

The Purchase Agreement contains representations, warranties and covenants, including, but not limited to, indemnification obligations of the parties, customary for transactions of this type. The representations and warranties will generally survive the Closing and remain operative for 18 months from the Closing Date; provided that certain representations and warranties will remain operative until the expiration of any applicable statutes of limitations and other fundamental representations and warranties will survive indefinitely.

The consummation of the Transaction is subject to a number of closing conditions, including, but not limited to, MetaBank obtaining adequate financing to fund the cash portion of the purchase price and the receipt of certain third party and governmental approvals.

The Purchase Agreement contains certain termination rights for the parties, including, among others, the right of either the Sellers and the Shareholders, on the one hand, or the Company and MetaBank, on the other hand, to terminate the Purchase Agreement if the Transaction is not completed by November 12, 2015.

The issuance of the shares of the Company’s common stock pursuant to the Purchase Agreement described herein is being undertaken by the Company without registration, in a private placement, in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act.  The Company is relying on such exemptions based in part on representations made by the Sellers and the Shareholders, including representations with respect to such person’s status as an accredited investor and investment intent with respect to the shares to be sold pursuant to the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached as Exhibit 2.1, which is incorporated herein by reference.

A copy of the press release announcing the Company’s and MetaBank’s entry into the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION

Securities to be issued upon the closing of the Transaction have not been registered under the 1933 Act or applicable state securities laws, and unless so registered, any such securities sold may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the 1933 Act and applicable state securities laws.

This report does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautions About Forward-Looking Statements

This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the financing for, timing of and potential closing of the Transaction, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include, the risk that the Company and MetaBank may not be able to obtain third party approvals or financing for or close the Transaction, and the factors discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of July 15, 2015, by and among Meta Financial Group, Inc., MetaBank, Fort Knox Financial Services Corporation, Tax Product Services LLC, Alan D. Lodge Family Trust, Michael E. Boone, Michael J. Boone, Cary Shields and Alan D. Lodge. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission)

99.1	Press Release of Meta Financial Group, Inc. dated July 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Date:  July 16, 2015

EXHIBIT LIST

Exhibit No.	Description

2.1
Asset Purchase Agreement dated as of July 15, 2015, by and among Meta Financial Group, Inc., MetaBank, Fort Knox Financial Services Corporation, Tax Product Services LLC, Alan D. Lodge Family Trust, Michael E. Boone, Michael J. Boone, Cary Shields and Alan Lodge.  (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission)

99.1	Press Release of Meta Financial Group, Inc. dated July 16, 2015.